EXHIBIT 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Glenn C. Lockwood hereby certifies as follows:
(a)	I am the Chief Financial Officer of New Jersey Resources Corporation (the “Company”);

(b)	To the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(c)	To the best of my knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

NEW JERSEY RESOURCES CORPORATION

Date: August 5, 2005	By:	/s/ Glenn C. Lockwood

Glenn C. Lockwood
Senior Vice President,
Chief Financial Officer
     This certificate accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.